Exhibit 99.3

FORM OF VOTING AND TRANSACTION SUPPORT AGREEMENT

FOR DIRECTORS & OFFICERS

THIS VOTING AND TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of July 6, 2025, by and among Capgemini S.E., a société européenne organized under the laws of France (the “Buyer”), and the undersigned shareholder (the “Shareholder”) of WNS (Holdings) Limited, a public limited company incorporated under the laws of the Bailiwick of Jersey (the “Company”). Capitalized terms used but not defined herein have the respective meanings given to them in the Transaction Agreement (as defined below).

RECITALS

(A) The Shareholder has control and voting power over and is the beneficial owner of, the securities of the Company (which may include Company RSUs) as set forth on Schedule A hereto (such securities, together with any other securities of the Company over which the Shareholder acquires control and/or voting power or that are legally or beneficially acquired, whether by purchase, upon exercise or conversion of any securities or otherwise, by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”). As used herein, “beneficially own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and similar terms such as “beneficial ownership,” “beneficial owner” and “beneficially acquire” have the corresponding meanings.

(B) On the terms and subject to the conditions set forth in the Transaction Agreement, by and between the Buyer and the Company, dated as of the date hereof (as amended, restated or supplemented from time to time in accordance with its terms, the “Transaction Agreement”), the Buyer will acquire the entire issued and to be issued share capital of the Company by means of a court-sanctioned scheme of arrangement (the “Scheme of Arrangement”).

(C) As a condition to the willingness of the Buyer to enter into the Transaction Agreement and as an inducement and in consideration of the execution thereof by the Buyer, the Shareholder, solely in the Shareholder’s capacity as holder of the Subject Shares, has entered into this Agreement and agrees to be bound hereby.

NOW THEREFORE, in consideration of the promises, representations, warranties and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. No Transfer of Subject Shares; No Inconsistent Arrangements.

(a) During the term of this Agreement, the Shareholder shall not make, cause or permit any Transfer (as defined below) of any of the Subject Shares or enter into any option or Contract with respect to a Transfer of any of the Subject Shares. Following the date hereof, during the term of this Agreement and except as required by this Agreement or the Transaction Agreement, the Shareholder shall not:

(1)

deposit (or permit the deposit of) any of the Subject Shares into a voting trust or grant any proxy, power of attorney or other authorization or consent with respect to any of the Subject Shares or enter into any voting agreement or similar agreement or arrangement with respect to any of the Subject Shares (other than this Agreement) or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Subject Shares;

(2)

enter into any Contract, option or other agreement, arrangement or understanding with respect to any Transfer or otherwise take (or cause the taking of) any other action that is inconsistent with, or would in any way restrict, limit, prevent or interfere with the performance of the Shareholder’s obligations hereunder; or

(3)	approve or consent to any of the foregoing.

(b) For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Subject Shares if such Person directly or indirectly:

(1)

sells, pledges, encumbers, hedges, conveys, distributes, hypothecates, gifts, lends, grants an option with respect to, transfers, assigns, or otherwise disposes of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise) any Subject Shares, or any interest, right or title in such Subject Shares;

(2)

enters into a Contract or commitment providing for the sale of, pledge of, encumbrance of, conveyance of, distribution of, hypothecation of, gift of, grant of an option with respect to, transfer of or disposition of such Subject Shares or any interest, right or title therein, including any derivative arrangement;

(3)	creates any Lien on any of the Subject Shares; or

(4)	accepts any offer in respect of a Company Competing Proposal.

(c) Notwithstanding paragraph (b) above, Shareholder may make:

(1)

transfers upon the death of any Shareholder to such Shareholders’ heirs, executors or administrators or to a trust under such Shareholder’s will, or between such Shareholder and such Shareholder’s guardian or conservator;

(2)	transfers by operation of law;

(3)	transfers solely for estate-planning purposes;

(4)

transfers to a transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) that has signed a voting agreement with the Buyer with terms no less favorable to the Buyer than this Agreement; or

(5)

with respect to the Shareholder’s Company RSUs or Company PSUs, if any, (A) cancellation in consideration for the net settlement of the Shareholder’s Company RSUs or Company PSUs settled in Subject Shares (to pay any amount of Tax required to deduct and withhold with respect to the cancellation of such Company RSUs or Company PSUs) or (B) transfers for receipt upon settlement of the Shareholder’s Company RSUs or Company PSUs, and the sale of a sufficient number of such Subject Shares acquired upon settlement of such securities as would generate sales proceeds sufficient to pay the aggregate amount of Tax payable by Shareholder as a result of such settlement;

provided that, in clauses (1), (2), and (3) above (except, in the case of clause (2), solely to the extent it is within the power and control of the Shareholder to do so), as a condition to such transfer the transferee shall have executed and delivered to the Buyer a counterpart to this Agreement pursuant to which such transferee shall agree to be bound by all of the terms, conditions and provisions of this Agreement as, and agree and acknowledge that such Person shall constitute, a Shareholder for all purposes of this Agreement and certify in writing to the Buyer that all of the representations and warranties in this Agreement with respect to such transferee would be true and correct at the time of such Transfer. If any voluntary or involuntary transfer of any Subject Shares covered hereby shall occur (including a transfer or disposition permitted by the prior sentence of this Section 1, a sale by a Shareholder’s or his or her trustee in bankruptcy or a sale to a purchaser at any creditor’s or court sale), the transferee shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, notwithstanding that such transferee may not be a Shareholder and has not executed a counterpart hereof or joinder hereto. Any action taken in violation of this Section 1 shall be null and void ab initio. The Shareholder hereby authorizes the Buyer to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. The Shareholder agrees that it shall not become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement or the Transaction Agreement.

2. Agreement.

Agreement to vote in favor of the Scheme of Arrangement.

(a) From the date hereof until the valid termination of this Agreement in accordance with Section 6 at the Scheme Meeting or the Company GM or any adjournment or postponement thereof, in any action by written consent or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder hereby irrevocably and unconditionally agrees, during the term of this Agreement, to vote (in person, by proxy or through irrevocable instructions to such Shareholder’s broker, including pursuant to the Forms of Proxy), all of the Subject Shares:

(1)

in favor of: (1) the Scheme of Arrangement at the Scheme Meeting (or any adjourned or postponed meeting thereof); (2) the resolutions at the Company GM (or any adjourned or postponed meeting thereof); (3) any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes to approve the Scheme of Arrangement or the resolutions at the Company GM; and (4) any other resolution necessary or desirable to implement the Transaction; provided, however, that the foregoing shall not require the Shareholder to vote in favor of any waiver, modification or amendment to the terms of the Transaction Agreement, or any other Contract or arrangement that would have the effect of waiving, amending or modifying the Transaction Agreement, that would be less favorable in any material respect to the Shareholder than the Transaction Agreement, in each case, as in effect on the date hereof; and

(2)

against : (1) any resolution to approve a Company Competing Proposal (including any resolution to approve a scheme of arrangement relating thereto), (2) any action, proposal, transaction, or Contract that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement, of the Company or the Buyer under the Transaction Agreement or of the Shareholder under this Agreement, and (3) any action, proposal, transaction, or Contract that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Transaction or the fulfillment of any of the conditions to Closing under the Transaction Agreement.

Implementation of the Transaction by way of an Offer.

(b) The Shareholder acknowledges that, pursuant to Section 6.12 of the Transaction Agreement, the Buyer may elect, with the prior approval of the Company (which shall not be unreasonably withheld, conditioned or delayed) to effect the Transaction by way of a contractual takeover offer under Article 116 of the Companies Law, such contractual offer to be made in respect of all Company Shares (the “Offer”). If the Buyer with the prior approval of the Company (which shall not be unreasonably withheld, conditioned or delayed) so elects, the Shareholder acknowledges and agrees that this Agreement shall continue to be binding in respect of the Subject Shares. If the Transaction is implemented by way of an Offer, the Shareholder irrevocably and unconditionally agrees, from the date hereof until the valid termination of this Agreement, in accordance with Section 6:

(1)

after the dispatch to the Company’s shareholders of the document containing the Offer (the “Offer Document”) to duly accept, procure the acceptance of, or give instructions (via electronic means or otherwise) to the relevant intermediary or broker in accordance with its specified procedures in order for them to accept the Offer in accordance with its terms:

(A)	as soon as reasonably practicable after the date of the Offer Document in the case of the Subject Shares held by the Shareholder at the date of such acceptance; and

(B)

in respect of any Subject Shares over which the Shareholder acquires control or voting power following compliance with (A) above, as soon as reasonably practicable after the date the Shareholder acquires such control or voting power; and

(2)

notwithstanding that the terms of the Offer Document may confer rights of withdrawal on accepting shareholders, the Shareholder shall not withdraw any acceptance of the Offer in respect of the Subject Shares or any of them and shall procure that no rights to withdraw any acceptance in respect of such Subject Shares are exercised.

Implementation of the Transaction by way of a Merger.

(c) The Shareholder acknowledges that, pursuant to Section 6.13 of the Transaction Agreement, the Buyer may elect, with the prior approval of the Company (which shall not be unreasonably withheld, conditioned or delayed) to implement the Transaction by way of a merger pursuant to Part 18B of the Companies Law (the “Merger”). If the Buyer so elects with the prior approval of the Company (which shall not be unreasonably withheld, conditioned or delayed), the Shareholder acknowledges and agrees that this Agreement shall continue to be binding in respect of the Subject Shares. If the Transaction is implemented by way of a Merger, from the date hereof until the valid termination of this Agreement in accordance with Section 6, at the meeting of the Company to approve the Merger (and any other matters required to implement the Merger) (the “Merger Meeting”) or any adjournment or postponement thereof, in any action by written consent or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder hereby irrevocably and unconditionally agrees, during the term of this Agreement, to vote (in person, by proxy or through irrevocable instructions to such Shareholder’s broker, including pursuant to the forms of proxy relating to the Merger), all of the Subject Shares:

(1)

in favor of (A) the resolutions at the Merger Meeting (or any adjourned or postponed meeting thereof); (B) any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes to approve the Merger or the resolutions at the Merger Meeting; and (C) any other resolution necessary or desirable to implement the Transaction; provided, however, that the foregoing shall not require the Shareholder to vote in favor of any waiver, modification or amendment to the terms of the Transaction Agreement, or any other Contract or arrangement that would have the effect of waiving, amending or modifying the Transaction Agreement, that would be less favorable in any material respect to the Shareholder than the Transaction Agreement, in each case, as in effect on the date hereof; and

(2)

against: (A) any resolution to approve a Company Competing Proposal (including any resolution to approve a scheme of arrangement relating thereto), (B) any action, proposal, transaction, or Contract that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement, of the Company or the Buyer under the Transaction Agreement (as amended as a result of the switch to the Merger, such amended Transaction Agreement, the “Merger Agreement”) or of the Shareholder under this Agreement, and (C) any action, proposal, transaction, or Contract that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Transaction or the fulfillment of any of the conditions to closing under the Merger Agreement.

(d) For the avoidance of doubt, except as explicitly set forth in Section 2(a), Section 2(b) or Section 2(c), nothing in this Agreement shall limit the right of the Shareholder to vote in favor of, against or abstain with respect to any other matters presented to the Company Shareholders that are unrelated to the matters contemplated by (as applicable): (i) the Transaction Agreement, the Scheme of Arrangement and the resolutions at the Scheme Meeting and the Company GM, (2) the Offer Document and the Offer, or (iii) the Merger Agreement, the Merger and the resolutions at the Merger Meeting. Nothing in this Agreement shall obligate the Shareholder to exercise any option or any other right to acquire any Company Shares; provided that if the Shareholder does exercise any such option or any other right and acquire additional Company Shares in connection thereto, then such additional Company Shares shall be Subject Shares.

(e) For the avoidance of doubt, the foregoing commitments in this Section 2 apply to any Subject Shares held by any trust, limited partnership or other entity directly or indirectly holding Subject Shares over which the Shareholder exercises voting control.

3. Opportunity to Review; Reliance. The Shareholder acknowledges and confirms receipt of the Transaction Agreement and represents that he or she has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Transaction Agreement and this Agreement, and (b) the opportunity to review and discuss the Transaction Agreement, the Transaction and this Agreement with his or her own advisors and legal counsel. The Shareholder understands and acknowledges that the Company and the Buyer are entering into the Transaction Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

4. Confidentiality and Public Disclosure. This Agreement shall be treated as confidential. From the date of this Agreement until the Closing, the Shareholder (solely in his or her capacity as such) shall not make any public announcements regarding this Agreement, the Transaction Agreement or the transactions contemplated hereby or thereby; provided, however, that nothing herein shall be deemed to prohibit such public announcement that the Company and the Buyer agree upon. The Shareholder hereby authorizes the Buyer and the Company to publish and disclose his or her (i) identity, (ii) record and beneficial ownership of the Subject Shares, and (iii) the nature of his or her obligations under this Agreement (including in the initial press release contemplated by Section 6.3 of the Transaction Agreement), any announcement or disclosure required by applicable Law, the Court or the SEC, the Forms of Proxy or the Scheme Document.

5. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants, as follows:

(a) The Shareholder (i) has as of the date hereof, and, except as otherwise permitted pursuant to Section 1 hereof, shall have at all times during the term of this Agreement, control and voting power over the Subject Shares set forth opposite such Shareholder’s name on Schedule A hereto, free and clear of any Liens (other than (1) written restrictions on transfer under applicable securities Laws and (2) this Agreement; provided that such Liens shall not prevent, inhibit or restrict the Shareholder’s ability to enter into this Agreement or vote in accordance with Section 2), and (ii) does not own of record, beneficially own, exercise control or have voting power over any Company Shares (or any securities convertible into or exercisable or exchangeable or redeemable for any Company Shares) other than as set forth opposite his or her name on Schedule A. Schedule A sets forth a true and complete list of all of the Subject Shares as of the date hereof.

(b) Except with respect to obligations under the Company Articles of Association, the Shareholder has, as of the date hereof and will have at all times through the termination of this Agreement in accordance with Section 6, the sole right to Transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Shares owned by the Shareholder as of the date hereof, and none of such Subject Shares are subject to any proxy, voting trust or other Contract, arrangement or restriction with respect to the Transfer or the voting of the Subject Shares (other than restrictions on transfer under applicable securities Laws), except as set forth in this Agreement or the Transaction Agreement. The Shareholder has not entered into any Contract that is inconsistent with the terms of this Agreement or would in any way restrict, limit or interfere with the performance of the Shareholder’s obligations hereunder.

(c) The Shareholder has the legal capacity to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.

(d) The Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution, delivery and performance of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby and the compliance by the Shareholder with the provisions hereof have been duly authorized by all requisite action on the part of the Shareholder, and no other action or proceeding on the part of the Shareholder is necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(e) This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by the Buyer, constitutes a valid and binding obligation of the Shareholder and is enforceable against the Shareholder in accordance with its terms, subject to any Enforceability Exceptions.

(f) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, default (with or without notice or lapse of time, or both) under or conflict with any (1) Law applicable to the Shareholder, (2) Proceeding applicable to the Shareholder, or his or her properties or assets, or (3) any Contract, trust, understanding, arrangement or other legally binding instrument or obligation to which the Shareholder is a party or by which the Shareholder, or his or her assets are bound, in the case of each of clauses (1) through (3), to the extent such violation, breach or other action would prevent, enjoin or materially delay the performance by the Shareholder of his or her obligations under this Agreement. No consent of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Shareholder of the transactions contemplated by this Agreement.

(g) With respect to the Shareholder, as of the date hereof, there is no Proceeding pending against or, to the knowledge of the Shareholder, threatened against him or her or any of his or her assets (including the Subject Shares) before or by any Governmental Entity that could reasonably be expected to prevent or materially delay or impair the Shareholder’s ability to perform his or her obligations hereunder.

(h) No broker, finder, investment banker, financial advisor, or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby or by the Transaction Agreement based upon arrangements made by or on behalf of the Shareholder in his or her capacity as such.

6. Termination.

(a) This Agreement shall terminate automatically upon the earliest of:

(1)	the Effective Time;

(2)	such date and time as the Transaction Agreement shall be validly terminated in accordance with Section 8.1 thereof unless, at the same time:

(A)	the Buyer and/or the Company announce(s) that it/they intend(s) to proceed with the Transaction by way of an Offer; or

(B)	the Buyer and/or the Company announce that they intend to proceed with the Transaction by way of a Merger;

(3)	if the Transaction proceeds by way of an Offer:

(A)	the closing of the Offer;

(B)	upon the lapse or withdrawal of such Offer;

(4)	if the Transaction proceeds by way of a Merger:

(A)	the closing of the Merger in accordance with the terms of the Merger Agreement; or

(B)	such date and time as the Merger Agreement shall be validly terminated in accordance with its terms;

(5)

such date and time as any amendment or change to the Transaction Agreement is effected without the Shareholder’s prior written consent that (x) reduces, or imposes any restriction on the Shareholder’s right to receive, the Per Share Consideration or (y) changes the form of consideration payable under the Transaction Agreement; provided that such termination shall only be effective if the Shareholder provides the Buyer with written notice (email being sufficient) of such termination; or

(6)	the written agreement of the Buyer and the Shareholder.

(b) In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that (A) no such termination of this Agreement shall relieve any party hereto from any liability for any fraud or Intentional Breach of any provision of this Agreement prior to such termination, and (B) Section 7(d) and Sections 9 through 19 shall survive such termination, and in the case of Section 10, only with respect to specific performance of the other surviving provisions.

7. No Solicitation; General Covenants.

(a) The Shareholder (solely in his or her capacity as such) shall not and shall direct his or her external advisors (including, without limitation, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives) not to: (i) initiate, solicit, cause, propose, participate in, encourage, knowingly assist or otherwise knowingly facilitate (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries, discussions or negotiations regarding, or the making or submission of, any Company Competing Proposal, or any inquiry, proposal, offer, indication of interest or request that constitutes, or could reasonably be expected to lead to, any Company Competing Proposal, (ii) enter into, engage in, conduct, continue, respond to or otherwise participate in any discussions or negotiations with any Company Third Party with respect to, relating to or in furtherance of any Company Competing Proposal or any inquiry, proposal, offer, indication of interest or request that could reasonably be expected to lead to a Company Competing Proposal, (iii) provide or otherwise furnish any non-public information or data or access to the businesses, properties, assets, books, records or employees of the Company or its Subsidiaries to any Company Third Party in connection with, related to or in contemplation of any Company Competing Proposal or any inquiry, proposal, offer, indication of interest or request that could reasonably be expected to lead to a Company Competing Proposal, (iv) discuss with any Company Third Party, approve, endorse or recommend, or propose to discuss, approve, endorse or recommend, or execute or enter into any letter of intent, heads of terms, memorandum of understanding, term sheet, commitment, merger agreement, acquisition agreement, option agreement, agreement in principle, joint venture agreement, partnership agreement or other agreement (whether written or oral, binding or nonbinding), in each case of the foregoing relating to a Company Competing Proposal or any inquiry, proposal or offer, in each case of the foregoing that could reasonably be expected to lead to a Company Competing Proposal, (v) submit any Company Competing Proposal to the vote of the Company Shareholders or (vi) resolve, agree, authorize or commit to do any of the foregoing. The Shareholder shall, and shall cause his or her Representatives to, immediately cease and cause to be terminated any existing solicitations of, or discussions or negotiations with, any Company Third Party conducted heretofore with respect to any inquiry, proposal or offer that constitutes a Company Competing Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Competing Proposal. Notwithstanding the foregoing, the Shareholder (and his or her Representatives) may participate in discussions and negotiations with any Person making a Company Competing Proposal (or his or her Representatives) with respect to such Company Competing Proposal if, and only if, the Company is expressly permitted to engage in discussions or negotiations with such Person in accordance with Section 5.2 of the Transaction Agreement (and then only to the same extent as the Company is permitted to do so and subject to compliance with limitations and requirements of Section 5.2, mutatis mutandis).

(b) The Shareholder shall not (i) enter into any Contract that violates or conflicts in any respect with or could reasonably be expected to violate or conflict in any respect with, or result in or give rise to a violation of or conflict in any respect with, the Shareholder’s representations, warranties, covenants and obligations under this Agreement or (ii) take any action that would be reasonably expected to restrict or otherwise adversely affect in any respect the Shareholder’s legal power, authority and right to comply with and perform the Shareholder’s covenants and obligations under this Agreement.

(c) Any shares of capital stock or other equity securities of the Company that are issued to, or that the Shareholder acquires record or beneficial ownership of, after the date of this Agreement and during the term of this Agreement, whether pursuant to purchase, exercise, exchange or conversion of, or other transaction involving any and all options, rights or other securities, shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Company Shares as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities and the term “Subject Shares” shall be deemed to refer to and include such securities.

(d) The Shareholder hereby agrees not to commence, participate in, assist or knowingly encourage in any way, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding, derivative or otherwise, against the Buyer, any member of the Company Group or any of their respective Affiliates and each of their respective successors and assigns and their respective directors and officers (1) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Transaction Agreement (including any claim seeking to enjoin or delay the Closing), except to enforce the terms hereof or thereof or (2) alleging a breach of any duty of the Company Board of Directors or any committee thereof (or the applicable directors serving on the Company Board of Directors or any committee thereof) or any other Person in connection with the Transaction Agreement, this Agreement or the transactions contemplated thereby or hereby (including the negotiation or entry into any such agreement).

8. No Agreement as Director or Officer; Capacity as Shareholder. The Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company, and not in the Shareholder’s capacity as a director, officer, or employee of the Company or any of the Company Subsidiaries or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything to the contrary in this Agreement but without limiting any provision of the Transaction Agreement, nothing herein shall in any way restrict a director or officer of the Company in the reasonable exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent from taking any action or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust in his or her capacity as such director, officer, trustee or fiduciary.

9. Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, the Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable Laws, be binding upon any Person to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of Law or otherwise, including the Shareholder’s administrators, successors or permitted assigns, and the Shareholder further agrees to take all reasonable actions necessary to effectuate the foregoing.

10. Remedies. Each party hereto agrees that irreparable injury will occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, each party hereto agrees that in the event of any breach or threatened breach of this Agreement, the non-breaching party, in addition to any other remedies at Law or in equity each may have, shall be entitled to equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent or remedy any breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Each party hereto waives any objections to any remedy referred to in this Section 10 on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy at Law for a breach of this Agreement. The parties hereto agree that any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto acknowledge and agree that the right of specific performance contemplated by this Section 10 is an integral part of the Agreement, and without that right, none of the parties hereto would have entered into this Agreement.

11. Notices. All notices and other communications hereunder shall be in writing (including electronic mail) and shall be deemed to have been duly given in accordance with the terms of the Transaction Agreement and addressed to the respective parties as follows: if to the Buyer, to the Buyer’s address or electronic mail address set forth in Section 9.5 of the Transaction Agreement and if to Shareholder, to the address or electronic mail address set forth on Schedule A hereto or to such other address or electronic mail address as such party may hereafter specify for the purpose of providing notice to the other party hereto.

12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13. Entire Agreement. This Agreement (including the provisions of the Transaction Agreement referenced herein) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter hereof and thereof.

14. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

15. Governing Law; Jurisdiction/Venue.

(a) This Agreement shall be governed by, and all disputes, claims, disagreements, controversies and causes of action (whether at Law, in contract, in tort or otherwise) arising in connection with or out of this Agreement (including the formation, existence, validity, enforceability, performance, or termination of this Agreement) (collectively, “Relevant Matters” and each a “Relevant Matter”) shall be resolved in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any Laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction; provided, however, that (i) the Scheme of Arrangement and matters related thereto and (ii) fiduciary duties of the Company Board of Directors, in each case, shall, solely to the extent required by the Laws of Jersey be governed by, and construed in accordance with, the Laws of Jersey (but are, for the avoidance of doubt, Relevant Matters).

(b) Any Relevant Matter and any dispute regarding the existence, scope or validity of this agreement to arbitrate or the arbitrability of any Relevant Matter, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC” and such rules, the “Rules”). The seat of arbitration shall be New York City, New-York, USA. The language of arbitration shall be English.

(c) The arbitral tribunal shall be composed of three arbitrators. One arbitrator shall be nominated by the claimant(s) in the Request for Arbitration (as defined in the Rules). The second arbitrator shall be nominated by the respondent(s) within twenty (20) days of its receipt of the Request for Arbitration. The third arbitrator, who shall be the president of the arbitral tribunal, shall be jointly nominated by the two other arbitrators within twenty (20) days from the date of the confirmation of the second arbitrator. If any arbitrator is not nominated within these time periods, the ICC Court of Arbitration shall appoint such arbitrator(s) .

(d) The Parties agree that any service or written communication (including, the answer, any reply or exchange of information) under the ICC or the Rules shall be made in a manner provided by Section 11 of this Agreement, or as otherwise agreed by the Parties in writing. The arbitrators shall be empowered to award monetary damages and to grant specific performance of this Agreement and other equitable relief, including interim relief pending the final award.

(e) Any award of the arbitrators shall be final and binding upon the Parties, and shall be the sole and exclusive remedy between the Parties regarding any Relevant Matters presented to the arbitrators. Judgment upon any award may be entered in any court having jurisdiction over any Party or any of its assets. Notwithstanding anything to the contrary set forth herein, any Party to an award may apply to any court of competent jurisdiction for the enforcement of such award and, exclusively for purposes of the enforcement of such award, the Parties hereto irrevocably and unconditionally submit to the jurisdiction of any state or federal court of competent jurisdiction in New York or Delaware, and waive any defenses to such enforcement based on lack of personal jurisdiction, inconvenient forum, improper venue or any right of objection to jurisdiction on account of its place of incorporation or domicile.

(f) Each of the Parties hereby irrevocably consents and submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Delaware Courts”) for provisional, interim or conservatory measures in aid of arbitration. In any such suit, action or proceeding, each of the Parties: (i) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue in any such court, that any such court is an inconvenient forum, or any right of objection to the jurisdiction of any such court on account of a Party’s place of incorporation or domicile; and (ii) irrevocably consents to service of. process anywhere in the world by the means provided in Section 11 of this Agreement, which shall be deemed effective service of process; provided that nothing herein shall affect the right of any Party to serve process in any other manner permitted by applicable Law. Without prejudice to such provisional remedies that may be granted by the Delaware Courts, the arbitrators shall have full authority to grant provisional, interim or conservatory measures, to order a party to request that a court modify or vacate any temporary or preliminary relief issued by such court and to award damages for the failure of any party to comply with the arbitrators’ orders to that effect.

(g) Any arbitral proceedings conducted hereunder shall be confidential, and the Parties, their agents, Subsidiaries and Affiliates agree not to disclose to any third party (i) the existence or status of the arbitration, (ii) all information made known, documents produced, and submissions made in the arbitration not otherwise in the public domain, and (iii) all awards arising from the arbitration, except and to the extent that disclosure is required by applicable law or is required to protect or pursue a legal right.

(h) The prevailing party shall be entitled to recover its reasonable costs, including administrative fees and expenses, arbitrators’ fees and expenses, and fees and expenses of legal representation, incurred in any arbitration proceeding under this Section 15 and in any action to enforce this Section 15 or any award made under this Section 15 in any judicial or arbitration proceeding.

(h) FOR THE AVOIDANCE OF DOUBT, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract or understanding among the parties hereto unless and until (a) the Transaction Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

17. Counterparts. This Agreement may be executed manually, by email with .pdf attachments or by other electronic signatures (including, DocuSign and AdobeSign) by the parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other party. Delivery of an executed counterpart of a signature page to this Agreement by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

18. No Third-Party Beneficiaries. Each of the parties hereto agrees that this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

19. Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

20. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The table of contents and headings set forth in this Agreement or in the Company Disclosure Schedule or the Buyer Disclosure Schedule are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context requires otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean (except where expressly noted) such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” With respect to the determination of any period of time, the word “from” means “from and including.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and if the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day that is not a Business Day, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The word “or” means “and/or,” unless the context otherwise requires, and shall in any event not be deemed to be exclusive.

21. No Recourse. Notwithstanding anything to the contrary set forth herein, the Company and the Buyer agree that: (i) no Shareholder (in his or her capacity as a shareholder of the Company) will be liable for claims, losses, damages, liabilities or other obligations resulting from the Company’s breach of the Transaction Agreement; and (ii) this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to the breach or non-performance of this Agreement, may only be made against the Shareholder in his or her capacity as such; provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Transaction Agreement of any obligation under, or of any liability for breach of any provision of, the Transaction Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CAPGEMINI S.E.

By:
Name:
Title:

[SHAREHOLDER]

By:
[Name:]
[Title:]

[Signature Page to Voting and Support Agreement]

Schedule A

Shareholder	Number of Ordinary Shares

[•]	[•]

Notice Information:

if to Shareholder:

[•]

Email: [•]

in all cases, with a copy to (which shall not constitute notice):

[•]

Attention: [•]

Email: [•]